                                                                    EXHIBIT 99.1


[PETROQUEST LOGO]

NEWS RELEASE
IMMEDIATE RELEASE


For further information, contact:      Robert R. Brooksher,
                                       Vice President - Corporate Communications
                                       (337) 232-7028


                      PETROQUEST ENERGY UPDATES ACTIVITIES

Lafayette, Louisiana - January 8, 2004 - PetroQuest Energy, Inc. (NASDAQ: PQUE) today provided an update on its recent drilling activities at its Company-operated Amberjack, Eagle and Dolcetto prospects.

The well at its Amberjack Prospect located in Terrebonne Parish, Louisiana has been drilled to total depth of 12,400 feet. The primary objectives were not productive, but a secondary objective has approximately 32 feet (TVD) of productive sand. The well began producing last week at a gross rate of approximately 3,000 Mcfe per day. PetroQuest has an approximate 29% net revenue interest in this well.

At its approximate 50% net revenue interest owned Main Pass Eagle Prospect, the Company has drilled to a total depth of 10,050 feet encountering approximately 71 feet (TVD) of net productive sands. The well began producing last week at a gross rate of approximately 9,000 Mcfe per day.

The Dolcetto Prospect well, located in Ship Shoal 72 Field, has been drilled to a total depth of 14,500 feet. It encountered approximately 53 feet (TVD) of net productive sands. The well is being completed with first production expected in early February at an anticipated rate of 3,000-5,000 Mcfe per day. PetroQuest has an approximate 45% net revenue interest in this well.

As an update of previously issued production guidance, production for the fourth quarter of 2003 is expected to average between 27,500 Mcfe and 28,500 Mcfe per day.

The following recaps the Company's current hedge position:

          Period                 Product             Amount/Day              Hedge Type                     Price
          ------                 -------             ----------              ----------                     -----
       Calendar '04                Gas              3,700 Mmbtu            Costless Collar            $4.16-$6.73/Mmbtu
       Calendar '04                Oil                750 Bbl              Costless Collar            $25.67-$29.14/Bbl
       1st Qtr '04                 Gas              6,800 Mmbtu            Costless Collar            $4.50-$7.10/Mmbtu
       2nd Qtr '04                 Gas              4,800 Mmbtu            Costless Collar            $4.50-$5.53/Mmbtu
       3rd Qtr '04                 Gas              2,300 Mmbtu            Costless Collar            $4.50-$5.49/Mmbtu
       Calendar '05                Gas                750 Mmbtu                 Swap                     $4.55/Mmbtu
       Calendar '05                Gas              1,500 Mmbtu            Costless Collar            $4.50-$5.19/Mmbtu
       Calendar '05                Oil                500 Bbl              Costless Collar            $23.00-$26.20/Bbl
       Calendar '06                Gas              1,500 Mmbtu                 Swap                     $4.53/Mmbtu
       Calendar '06                Oil                200 Bbl              Costless Collar            $23.00-$26.40/Bbl

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PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in East Texas, South Louisiana and the shallow waters of the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.